                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to incorporation by reference in the registration statement on Form S-4 of The Profit Recovery Group International, Inc. of our report dated March 15, 2001, relating to the consolidated balance sheets of The Profit Recovery Group International, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, which report appears in the December 31, 2000 annual report on Form 10-K of The Profit Recovery Group International, Inc. and to the references to our firm under the heading "Experts" and "Independent Auditors" in the joint proxy statement/prospectus. Our report refers to changes in accounting for revenue recognition in 2000 and 1999.



                                                              KPMG LLP
                                                              /s/   KPMG LLP




Atlanta, Georgia
September 4, 2001